UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 24, 2020, AMC Entertainment Holdings, Inc. (the “Company”) issued $500,000,000 aggregate principal amount of its 10.500% first lien notes due 2025 (the “Notes”), pursuant to an indenture, dated as of April 24, 2020 (the “Indenture”), among the Company, the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee and collateral agent. The Indenture provides that the Notes are general senior secured obligations of the Company and are fully and unconditionally guaranteed on a joint and several senior secured basis by all of the Company’s existing and future subsidiaries that guarantee the Company’s other indebtedness, including the Company’s senior secured credit facilities (the “senior secured credit facilities”) under the credit agreement, dated as of April 30, 2013 (as amended through the seventh amendment thereto dated April 23, 2020, the “Credit Agreement”), among the Company, the guarantors named therein, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent. The Notes and the note guarantees are secured, on a pari passu basis with the senior secured credit facilities, on a first-priority basis by substantially all of the tangible and intangible assets owned by the Company and guarantors that secure obligations under the senior secured credit facilities, including pledges of the capital stock of certain of the Company’s and the guarantors’ wholly-owned material subsidiaries (but limited to 65% of the voting stock of any foreign subsidiary), subject to certain thresholds, exceptions and permitted liens.

The Notes bear interest at a rate of 10.500% per annum, payable semi-annually on April 15 and October 15 each year, commencing October 15, 2020. The Notes will mature on April 15, 2025.

The Company may redeem some or all of the Notes at any time on or after April 15, 2022, at the redemption prices set forth in the Indenture. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes using net proceeds from certain equity offerings on or prior to April 15, 2022 at a redemption price equal to 110.500% of their aggregate principal amount and accrued and unpaid interest to, but not including, the date of redemption. The Company may redeem some or all of the Notes at any time prior to April 15, 2022 at a redemption price equal to 100% of their aggregate principal amount and accrued and unpaid interest to, but not including, the date of redemption, plus an applicable make-whole premium. In addition, the Company may, at any time prior to 120 days after the issue date, redeem up to 35% of the aggregate principal amount of the Notes using net proceeds of any loan received pursuant to a Regulatory Debt Facility (as defined in the Indenture) at a redemption price equal to 105.250% of their aggregate principal amount and accrued and unpaid interest to, but not including, the date of redemption.

The Indenture contains covenants that limit the Company’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional indebtedness, including additional senior indebtedness; (ii) pay dividends on or make other distributions in respect of its capital stock; (iii) purchase or redeem capital stock or prepay subordinated debt or other junior securities; (iv) create liens ranking pari passu in right of payment with or subordinated in right of payment to Notes; (v) enter into certain transactions with its affiliates; and (vi) merge or consolidate with other companies or transfer all or substantially all of its assets. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

The foregoing description of the Indenture is not intended to be complete and is qualified in its entirety by reference to the Indenture (including the form of the Notes), a copy of which is attached as Exhibit 4.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

Credit Agreement and Odeon Revolving Credit Facility Waivers

When the revolver usage under the Credit Agreement (other than outstanding letters of credit up to $25,000,000 in the aggregate) exceeds 35.0% of the aggregate amount of revolving commitments under the Credit Agreement, the Company is required to maintain a Secured Leverage Ratio (as defined in the Credit Agreement) of not greater than 6.00 to 1.00. In addition, under the £100 million revolving credit facility due February 14, 2022 (the “Odeon Revolving Credit Facility”), Odeon Cinemas Group Limited and its subsidiaries are required to maintain a Leverage Ratio (as defined in the Odeon Revolving Credit Facility) of not greater than 3.00 to 1.00.

On April 23, 2020, the Company entered into an amendment to the Credit Agreement with the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent (the “Credit Agreement Amendment”), pursuant to with the requisite lenders thereunder granted a waiver of the maintenance covenant thereunder for the period from and after the effective date of the Credit Agreement Amendment to and including the earlier of (a) March 31, 2021 and (b) the day immediately preceding the last day of the Test Period (as defined in the Credit Agreement) during which the Company has delivered a Financial Covenant Election (as defined in the Credit Agreement) to the administrative agent under the Credit Agreement (such period, the “Covenant Suspension Period”). During the Covenant Suspension Period, the Company will not, and will not permit any of its restricted subsidiaries to, make certain restricted payments and shall maintain Liquidity (as defined in the Credit Agreement) of no less than $50,000,000 on the last day of each Test Period. In addition, the Credit Agreement Amendment provides for certain changes to the covenants in the Credit Agreement limiting indebtedness, liens and restricted payments that are intended to match corresponding restrictions under the Notes and the Indenture and to ensure that the terms and conditions of the Notes (subject to certain exceptions) are not materially more favorable (when taken as a whole) to the noteholders than the terms and conditions of the Credit Agreement (when taken as a whole) are to the lenders. Pursuant to the terms of the Credit Agreement, these more restrictive terms will be operative until the repayment, satisfaction, defeasance or other discharge of the obligations under the Notes or an effective amendment of, other consent or waiver with respect to, or covenant defeasance pursuant to the Indenture as result of which the covenants limiting indebtedness, liens and restricted payments thereunder are of no further force or effect. The foregoing description of the Credit Agreement Amendment and the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

In addition, on April 24, 2020, Odeon Cinemas Group Limited entered into an amendment to the Odeon Revolving Credit Facility with Lloyds Bank PLC as agent (the “Odeon Amendment”), pursuant to with the requisite lenders thereunder granted a waiver of the maintenance covenant thereunder for the period from and after the effective date of the Odeon Amendment to and including the earlier the earlier of (a) March 31, 2021 and (b) the day immediately preceding the last day of the Relevant Period (as defined in the Odeon Amendment) during which Odeon Cinemas Group Limited has delivered a Financial Covenant Election (as defined in the Odeon Amendment) to the agent (the “Odeon Covenant Suspension Period”). During the Odeon Covenant Suspension Period, Odeon Cinemas Group Limited will not, and will not permit any of its subsidiaries to, make certain restricted payments including payments on shareholder loans, provided that cash payments of interest with respect to shareholder loans will be permitted. Additionally, the lenders granted a waiver such that certain events or circumstances resulting from the COVID-19 virus occurring prior to the Odeon Amendment and continuing will be deemed not to constitute an event of default under the Odeon Revolving Credit Facility.

Item 9.01 Financial Statements and Exhibits

4.1	Indenture, dated as of April 24, 2020, among AMC Entertainment Holdings, Inc., the guarantors named therein and U.S. Bank National Association, as trustee and collateral agent (including the form of the 10.500% First Lien Notes due 2025).

10.1	Credit Agreement Amendment, dated as of April 23, 2020, by and among AMC Entertainment Holdings, Inc., lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent.

104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: April 24, 2020	By:	/s/ Sean D. Goodman
Sean D. Goodman
Executive Vice President and
Chief Financial Officer